UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

TERRA SECURED INCOME FUND 5, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-55780	90-0967526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 8th Floor

New York, New York 10022 (Address of principal executive offices)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events and related Item 1.01 Entry into a Material Definitive Agreement

Axar Transaction

On February 8, 2018, Terra Capital Partners, LLC, a Delaware limited liability company ("Terra Capital Partners"), caused (i) a new subsidiary of Terra Capital Partners, Terra REIT Advisors, LLC, a Delaware limited liability company (the "REIT Manager"), to become the external manager of Terra Property Trust, Inc., a Maryland corporation and the REIT subsidiary (the "REIT Subsidiary") of Terra Secured Income Fund 5, LLC, a Delaware limited liability company (the "Company"), (ii) a new subsidiary of Terra Capital Partners, Terra Fund Advisors, LLC, a Delaware limited liability company (the "Terra 5 Manager"), to be admitted as the replacement manager of the Company and the equity interests in the Terra 5 Manager to be distributed to the equity owners of Terra Capital Partners on a pro rata basis and (iii) the equity interests in another subsidiary of Terra Capital Partners, Terra Income Advisors, LLC, a Delaware limited liability company ("Terra Income Advisors"), which serves as the external advisor to Terra Income Fund 6, Inc., a Maryland corporation ("Terra BDC"), to be distributed to the equity owners of Terra Capital Partners on a pro rata basis. After the completion of the above steps, an affiliate (“Axar”) of Axar Capital Management L.P., a Delaware limited partnership ("Axar Capital Management") entered into an investment agreement with Terra Capital Partners and its affiliates (which is referred to collectively as the “Axar Transaction”), pursuant to which Axar acquired from the respective owners thereof:

•	a 49% economic interest in the Terra 5 Manager;

•	a 65.7% economic and voting interest in Terra Capital Partners (and thereby the REIT Manager); and

•	an initial 49% economic interest in Terra Income Advisors, with an agreement to acquire an additional 16.7% economic interest, and for the entire 65.7% stake to become a voting interest in Terra Income Advisors, subject to requisite approval by a majority of the outstanding voting securities (as defined by the Investment Company Act of 1940, as amended) of Terra BDC of a new advisory and administrative services agreement between Terra Income Advisors and Terra BDC, and upon the satisfaction of certain other conditions.

On October 13, 2017, the board of directors of the REIT Subsidiary, which had up to that time consisted of Simon J. Mildé, Bruce D. Batkin and Gregory M. Pinkus, was expanded to five members, with Gregory M. Pinkus having resigned and with Michael Evans, John Gregorits and Jeffrey Altman, all of whom the board determined qualified as independent directors pursuant to the rules and standards of the New York Stock Exchange and the REIT Subsidiary's corporate governance standards, being appointed to the REIT Subsidiary board of directors. The Axar Transaction was approved unanimously by the independent directors of the REIT Subsidiary and the independent directors of Terra BDC, with each having formed a special committee to evaluate the Axar Transaction.

The transaction agreements contemplate that Bruce D. Batkin, Terra Capital Partners' Chief Executive Officer, Dan Cooperman, its Chief Originations Officer, and Gregory M. Pinkus, its Chief Financial Officer, will continue in their current roles with Terra Capital Partners, while Simon J. Mildé (who was the Chairman of the board of directors of Terra Capital Partners) will become Vice Chairman of the board of directors of Terra Capital Partners. In connection with the transaction, Andrew Axelrod, Founder of Axar Capital Management, was appointed as Chairman of Terra Capital Partners and as Chairman of the board of directors of the REIT Subsidiary and Vik Uppal, Head of Real Estate of Axar Capital Management prior to the Axar Transaction, was appointed as Chief Investment Officer of Terra Capital Partners and as a member of the board of directors of Terra Capital Partners and the REIT Subsidiary. Simon J. Mildé and Bruce D. Batkin have entered into five-year employment agreements with Terra Capital Partners and Vik Uppal has entered into a two-year employment agreement with Terra Capital Partners. The employment agreements contain customary non-compete and non-solicit restrictive covenants. In addition, in connection with the Axar Transaction, Axar received certain approval rights over certain major decisions impacting the Terra 5 Manager and Terra Income Advisors and also arranged for certain nomination and voting rights in respect of the board of directors of the REIT Subsidiary. At the same time, the prior owners of Terra Capital Partners retained certain approval rights over major decisions impacting Terra Capital Partners (and thereby the REIT Manager).

Axar Capital Management is an investment manager focused on value-oriented and opportunistic investing across the capital structure and multiple sectors. The firm seeks attractive prices relative to intrinsic value and invests in event-driven situations with clear catalysts and asymmetric return potential. Headquartered in New York City, the firm was founded by Andrew Axelrod, the former co-head of North America for Mount Kellett Capital Management.

Voting Agreement involving the REIT Subsidiary

On February 8, 2018, the Company, the REIT Subsidiary and the REIT Manager entered into a voting agreement (the "Voting Agreement"), pursuant to which the board of directors of the REIT Subsidiary was increased to eight members. Simon Mildé resigned from the board of directors of the REIT Subsidiary, leaving four existing directors (the "Existing Directors"), including the existing three independent directors on the REIT Subsidiary board. The remaining members of the board then appointed the following four individuals as additional members of the REIT Subsidiary board (the "Additional Directors"): Andrew Axelrod (Chairman of the board), Vik Uppal, Roger Beless and Spencer Goldenberg. The board of the REIT Subsidiary determined that Messrs. Beless and Goldenberg qualify as independent directors pursuant to the rules and standards of the New York Stock Exchange and REIT Subsidiary's corporate governance standards.

Pursuant to the terms of the Voting Agreement, until the earlier of (1) the date that is 18 months after the date of the Voting Agreement or (2) the date of that nominations for the board of the REIT Subsidiary are due for the 2019 annual meeting of stockholders of the REIT Subsidiary (the "Initial Period"): (a) the board of the REIT Subsidiary will continue to consist of eight directors, including at least five independent directors, (b) the REIT Manager will have the right to nominate the Additional Directors to stand for reelection to the REIT Subsidiary board (or their replacements) as well as to nominate one further independent director for election to the REIT Subsidiary board should one of the independent Existing Directors voluntarily resign or not stand for reelection to the REIT Subsidiary board during the Initial Period, and (c) the Company will have the right to nominate any of the Existing Directors to stand for reelection to the REIT subsidiary (or their replacements, except as provided in clause (b) above); provided that if any departing director is an independent director, the individual nominated as a replacement director must also qualify as an independent director.

In addition, for the period beginning on the day following the Initial Period and continuing for the period that the REIT Manager remains the external manager of the REIT Subsidiary, the REIT Manager will have the right to nominate two individuals to serve as directors of the REIT Subsidiary (which nominees need not be independent directors) and for the period beginning on the day following the end of the Initial Period and ending on the date that the Company no longer holds at least 10% of the outstanding shares of common stock of the REIT Subsidiary, the Company will have the right to nominate one individual to serve as a director of the REIT Subsidiary (who need not be an independent director).

Except as otherwise required by law or the provisions of other agreements to which the parties are or may in the future become bound, the parties have agreed to vote all shares of common stock of the REIT Subsidiary directly or indirectly owned in favor (or against removal) of the directors properly nominated in accordance with the Voting Agreement. Other than with respect to the election of directors, the Voting Agreement requires that the Company vote all shares of common stock of the REIT Subsidiary directly or indirectly owned in accordance with the recommendations made by the board of the REIT Subsidiary.

Management Agreement

As part of the Axar Transaction, Terra Income Advisors assigned all of its right, title and interest in and to its current external management agreement with the REIT Subsidiary to the REIT Manager and immediately thereafter, the REIT Manager and the REIT Subsidiary amended and restated such management agreement. Such amended and restated management agreement has the same economic terms and is in all material respects otherwise on the same terms as the management agreement between Terra Income Advisors and the REIT Subsidiary in effect immediately prior to the Axar Transaction, except for the identity of the manager.

The foregoing description of the Voting Agreement and the Management Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which the Company intends to file as exhibits to its quarterly report on Form 10-Q.

Item 7.01.	Regulation FD Disclosure.

On February 14, 2018, Terra Capital Partners issued a press release related to the signing and closing of the Axar Transaction, a copy of which is attached as Exhibit 99.1 hereto. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act"), unless it is specifically incorporated by reference therein.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction. This Current Report on Form 8-K contains certain "forward-looking statements," as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are intended to be covered by the safe harbor provided by the same. Words such as "continue," "could," "expects," "future," "potential," "seeks," and "will" or similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that their expectations will be attained.   The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Terra Capital Partners, LLC on February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA SECURED INCOME FUND 5, LLC

By:	/s/ Gregory Pinkus
Name:	Gregory Pinkus
Title:	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary

Date: February 14, 2018